SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:
[ ]      Preliminary Proxy Statement.
[_] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]      Definitive Proxy Statement
[_]      Definitive additional materials.
[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

-------------------------------------------------------------------------------

                              SYMPOSIUM CORPORATION
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[_]      Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

                              SYMPOSIUM CORPORATION
                           410 Park Avenue, Suite 830
                            New York, New York 10022


                                               April 10, 2000


To the Stockholders:

         The written consent of the holders of Symposium Corporation's common stock, par value $0.001 per share, of record at the close of business on March 28, 2000, is requested in regard to an amendment to Symposium Corporation's Amended and Restated Certificate of Incorporation as described in the accompanying Consent Solicitation Statement. It is requested that your written consent, using the accompanying Consent Card, be delivered to Symposium Corporation at 410 Park Avenue, Suite 830, New York, New York 10022 on or before April 30, 2000. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States.


                                         By Order of the Board of Directors,


                                         /s/ Ronald Altbach
                                         --------------------------------------
                                         Ronald Altbach
                                         Chairman of the Board, Chief Executive
                                         Officer and Secretary

                              SYMPOSIUM CORPORATION
                           410 Park Avenue, Suite 830
                            New York, New York 10022

                         CONSENT SOLICITATION STATEMENT
                                       FOR
                      THE SOLICITATION OF WRITTEN CONSENTS
                     TO THE ADOPTION OF AN AMENDMENT TO THE
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         This Consent Solicitation Statement is furnished to the stockholders of Symposium Corporation, a Delaware corporation, by the Board of Directors in connection with the solicitation by the Company of the written consents of the stockholders to the adoption of an amendment (the "Amendment") to the Amended and Restated Certificate of Incorporation of the Company.

         The purpose of the Amendment is to increase the number of shares of common stock, par value $0.001, which the Company has authority to issue by 50,000,000 from 25,000,000 to 75,000,000, and, consequently, to increase the total number of shares of all classes of stock which the Company shall have authority to issue by 50,000,000, from 35,000,000 to 85,000,000. The text of the Amendment is set forth below under the heading "The Amendment".

         The Company intends to distribute this Consent Solicitation Statement and the accompanying consent card commencing on or about April 10, 2000, to the holders of record of the Company's common stock as of the close of business on March 28, 2000. This date is referred to as the "record date." Written consents of stockholders representing a majority of the outstanding shares of common stock at the record date are required to approve the Amendment.

         The principal executive offices of the Company are located at 410 Park Avenue, Suite 830, New York, New York 10022, and the telephone number of the Company is (212) 754-9901.

                            Reasons for the Amendment

         The Amendment is necessary in order to enable the Company to satisfy its obligations to reserve shares of common stock for issuance: (a) upon conversion of outstanding shares of Series B and C preferred stock and convertible debt, and (b) upon exercise of outstanding warrants and options to purchase shares of common stock. As of March 28, 2000, there were 16,299,381 issued and outstanding shares of the Company's common stock. Between March 29 and April 5, 2000, the Company issued an additional 6,714,964 shares of common stock in connection with the conversion of all of the outstanding shares of Series A preferred stock and certain convertible debt and in consideration of certain consulting services rendered to the Company. After giving effect to these issuances, there were 23,014,345 issued and outstanding shares of common stock. As of April 5, 2000, the Company was obligated to reserve an additional 13,178,398 shares of common stock for issuance upon conversion of the Company's Series B and Series C preferred stock and certain convertible debt and upon exercise of outstanding warrants and options to purchase shares of common stock. The Company may be required to issue additional shares of common stock and warrants to purchase common stock if it fails to redeem outstanding shares of Series B and C preferred stock or to pay certain convertible debt when it is required to do so. These matters are described in greater detail below.

         There are 15,350 outstanding shares of Series B preferred stock. The Company is required to redeem these shares by July 26, 2000 at an aggregate redemption price of $1,535,000 plus accrued dividends ($26,495 as of March 31, 2000 and accruing thereafter at a rate of 10% per annum thereafter). If the Company does not redeem the outstanding shares of Series B preferred stock by July 26, 2000, the price at which these shares can be converted into Common Stock will automatically be reduced from $2.00 to $0.50 per share. At a conversion price of $2.00 per share, the Company would be required to issue 767,500 shares of common stock to the holders of the Series B shares upon conversion of all outstanding shares. If the conversion price were reduced to $0.50 per share, the Company would be required to issue 3,070,000 shares of common stock to the Series B preferred holders upon conversion.

         There are 52,892 outstanding shares of Series C preferred stock. The Company is required to redeem these shares by July 26, 2000 at an aggregate redemption price of $5,289,200 plus accrued dividends ($91,923 as of March 31, 2000 and accruing thereafter at a rate of 10% per annum thereafter). If the Company does not redeem the outstanding shares of Series C preferred stock by July 26, 2000, (i) the price at which these shares can be converted into common stock will automatically be reduced from $2.00 to $0.25 per share; and (ii) the Company will be required to issue to the holders of the Series C shares, for each 30-day period the Series C shares remain outstanding after July 26, 2000, warrants to purchase 370,244 shares of common stock with an exercise price of $0.25 per share. At a conversion price of $2.00 per share, the Company would be required to issue 2,644,600 shares of common stock to the holders of the Series C shares upon conversion of all outstanding shares. If the conversion price were reduced to $0.25 per share, the Company would be required to issue 21,156,800 shares of common stock to the Series C preferred holders upon conversion.

         A $300,000 convertible note issued by the Company in January 2000 matures on July 26, 2000. This note is convertible into common stock at a price of $2.00 per share. However, if the Company fails to pay this note when due, the conversion price will automatically be reduced to $0.50 per share. At a conversion price of $2.00 per share, the Company would be required to issue 150,000 shares of common stock upon conversion. If the conversion price were reduced to $0.50, the Company would be required to issue 600,000 shares of common stock upon conversion of this note.

         Accordingly, unless the number of authorized shares of common stock is increased, the Company will continue to have insufficient shares of common stock to satisfy its existing reservation obligations and may be unable to satisfy its obligations issue additional shares of common stock if outstanding shares of Series B and C preferred stock or the $300,000 convertible note described above are converted, or if outstanding options or warrants are exercised. In addition, a shortage of authorized shares of common stock will significantly restrict the ability of the Company to engage in additional equity financings (which may be the most attractive means of raising the necessary funds to enable the Company to redeem the Series B and C preferred stock and to pay to convertible note described above) or to engage in stock based acquisitions of existing companies that can bring value to the Company's stockholders.

         Subject to applicable laws and regulations, the Company does not intend to solicit further consents from the holders of common stock for the issuance of the common stock authorized by the Amendment.

         No holder of shares of common stock is entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of any stock of any class, series or kind whatsoever, or to subscribe for or purchase securities convertible into stock of any class, series or kind whatsoever.

                                  The Amendment

         The first paragraph of Article THIRD of the Company's Amended and Restated Certificate of Incorporation reads as follows before giving effect to the Amendment:

                  THIRD: 1. The authorized capital stock of the Corporation shall consist of 35,000,000 shares of which 25,000,000 shares shall be designated Common Stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 shares shall be designated Preferred Stock, par value $0.001 per share (the "Preferred Stock").

         Pursuant to the Amendment, the first paragraph of Article THIRD of the Certificate would be deleted and replaced by the following:

                  THIRD: 1. The authorized capital stock of the Corporation shall consist of 85,000,000 shares of which 75,000,000 shares shall be designated Common Stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 shares shall be designated Preferred Stock, par value $0.001 per share (the "Preferred Stock").

The Board of Directors has adopted resolutions that set forth the Amendment, declare the advisability of the Amendment, and submit the Amendment to the stockholders for approval. The Board recommends approval of the Amendment by the stockholders.

                              The Consent Procedure

         General

         The Amendment is submitted for stockholder approval by written consent. No meeting of the stockholders will be held to vote on this matter. Only stockholders of record as of March 28, 2000 are entitled to consent, to withhold their consent, or to revoke their consent, to the Amendment. Stockholders are entitled to one consent for each outstanding share of common stock held at the record date. As of the record date there were 16,299,381 issued and outstanding shares of common stock.

         Consents, once dated, signed, and delivered to the Company, will remain effective unless and until revoked by written notice of revocation dated, signed, and delivered to the Company at the address set forth below on or before the time that the Company has received written consents from holders of a majority of the outstanding shares of common stock.

         Stockholders owning a majority of the outstanding common stock as of the record date have indicated their intent to deliver to the Company their written consents approving the Amendment. Those stockholders hold sufficient shares of common stock to assure the approval of the Amendment regardless of whether consents are received from any other stockholders.

         The Amendment will be approved at such time as the Company holds unrevoked written consents of stockholders approving the Amendment representing a majority of the outstanding shares of common stock at the record date. Consequently, abstentions and broker non-votes would have the effect of a vote against approval of the Amendment.

         Stockholders are requested to indicate approval of the Amendment by signing and dating the Consent Card, checking the box on the Consent Card which corresponds to the approval of the Amendment, and delivering the Consent Card to the Company at the address set forth below. Withholding of consent to the Amendment, or abstention with respect to the approval of the Amendment, may be indicated by signing and dating the Consent Card, checking the box which corresponds to withholding of consent to the Amendment or abstention with respect to the approval of the Amendment, respectively, and delivering the Consent Card to the Company at the address set forth below.

         A Consent Card which has been signed, dated and delivered to the Company without any of the boxes for approval, withholding of consent, or abstention checked will constitute a consent to the Amendment.

     Consent Cards may be delivered to the Company at the following address:

                              SYMPOSIUM CORPORATION
                           410 Park Avenue, Suite 830
                            New York, New York 10022
                              Attention: Secretary

         Consent Cards should be delivered to the Company as soon as possible. An addressed return envelope is enclosed for this purpose, which requires no postage if mailed in the United States. Consent Cards and revocations of consents will be deemed to have been received by the Company upon actual delivery at the above address.

         Absence of Appraisal Rights

         Stockholders who abstain from consenting with respect to the Amendment, or who withhold consent to the Amendment, do not have the right to an appraisal of their shares of Common Stock or any similar dissenters' rights under applicable law.

         Expense of Consent Solicitation

         The Company will bear the entire cost of the solicitation of stockholder approval of the amendment, including the preparation, assembly, printing and mailing of this consent statement and any additional material furnished to stockholders. In addition, the Company may reimburse certain persons for their costs of forwarding the solicitation material to stockholders. The Company does not anticipate that it will be necessary to supplement its solicitation of consents by mail with telephone, telegram or personal solicitation of consents by directors, officers or employees of the Company. However, if such persons are called upon to solicit consents on behalf of the Company, no additional compensation will be paid for any of such services.

         Security Ownership of Certain Beneficial Owners and Management
                            Ownership of the Company

         The following table sets forth, as of the March 28, 2000, (i) certain information relating to the ownership of the common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the common stock, (ii) each of the Company's directors,
(iii) each executive officer, and (iv) all of the Company's executive officers and directors as a group.

                                           AMOUNT AND NATURE
NAME AND ADDRESS                           OF BENEFICIAL           PERCENT OF
OF BENEFICIAL OWNER(1)                     OWNERSHIP(2)              CLASS
----------------------                     -----------------     ---------------

Richard Prochnow                              2,500,000(3)             15.3%
     2550 Heritage Court, Suite 106
    Atlanta, Georgia  30339

Michael Lauer                                 13,313,666(4)            56.1%
    980 Post Road East
    Westport, Connecticut, 06880

The Shropshire Trust Company, Ltd.            1,200,000 (5)             7.4%
    M.L.H. Quin & Co.
    Bermuda Commercial Bank Bldg.
    44 Church Street
    Hamilton HM 12    Bermuda

Ronald Altbach                                1,350,000(6)              8.1%

Lancer Offshore Inc.                          12,313,666(7)           51.90%
     Kaya Flamboyan 9
     Curacao, Netherlands Antilles

Lancer Partners                                1,000,000                6.1%
     980 Post Road East
     Westport, Connecticut, 06880

Richard Cohen                                    100,000  (8)              *
Richard Kaufman                                   60,000  (9)              *
Tim S. Ledwick                                         0 (10)              *
Polly Bauer                                       50,000 (11)              *
Ken Lambert                                            0 (12)              *
Bruce Dorskin                                          0 (13)              *
All officers and directors as a group
(6 persons)                                    1,560,000                9.3%

----------------
* Less than 1%

(1) Unless otherwise indicated, the address of each beneficial owner is in the care of Symposium Corporation, 410 Park Avenue, Suite 830, New York, NY 10022.

(2) Unless otherwise indicated and subject to applicable community property laws, Symposium believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days of March 28, 2000 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage of ownership is determined by assuming all options, warrants or convertible securities that are held by such person (but not held by any other person) and which are exercisable or convertible within 60 days of March 28, 2000 have been exercised or converted. Percent of Class (third column above) is based on 16,299,381 shares of common stock outstanding as of the date of this consent statement as adjusted to give effect to the assumptions regarding conversion and exercise in the previous sentence.

(3) If the percent of class of Richard Prochnow were calculated as of April 5, 2000 (taking into account the 6,714,964 shares of common stock issued by the Company between the record date and April 5, 2000) such percentage would be 10.9%.

(4) Includes shares owned by Lancer Offshore (see note 7) and Lancer Partners (see below), which Mr. Lauer may be deemed to beneficially own by virtue of his status as investment management of Lancer Offshore and General Partner of Lancer Partners. If the percent of class of Michael Lauer were calculated as of April 5, 2000 (taking into account the 6,714,964 shares of common stock issued by the Company between the record date and April 5, 2000) such percentage would be 52.8%.

(5) Shropshire Trust Company Ltd. is an independent trust company and is unaffiliated with Symposium other than as a beneficial owner of 1,200,000 shares as trustee for Shropshire Trust No. 1, Shropshire Trust No. 2, Shropshire Trust No. 3 and Shropshire Trust No. 4, each of which holds 300,000 shares of common stock. The beneficiaries of the Shropshire Trust No. 1, Shropshire Trust No. 2, Shropshire Trust No. 3 and Shropshire Trust No. 4 are the children of Rupert Galliers-Pratt, former Chief Executive Officer of Symposium Corporation. If the percent of class of Shropshire Trust Company Ltd. were calculated as of April 5, 2000 (taking into account the 6,714,964 shares of common stock issued by the Company between the record date and April 5, 2000) such percentage would be 5.2%.

(6) Includes: (i) 475,000 shares of common stock owned by his wife; and (ii) 350,000 shares of common stock issuable upon exercise of stock options. Does not include 250,000 shares issuable upon exercise of warrants that are not exercisable within 60 days of March 28, 2000. If the percent of class of Ronald Altbach were calculated as of April 5, 2000 (taking into account the 6,714,964 shares of common stock issued by the Company between the record date and April 5, 2000) such percentage would be 5.8%.

(7) Includes 2,900,000 shares of common stock issuable upon exercise of warrants and 3,250,000 shares of common stock issuable upon exercise of the Company's convertible preferred securities. If the percent of class of Lancer Offshore Inc. were calculated as of April 5, 2000 (taking into account the 6,714,964 shares of common stock issued by the Company between the record date and April 5, 2000) such percentage would be 48.8%.

(8) Includes 50,000 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days. Does not include 170,000 shares of common stock issuable upon the exercise of stock options which vest more than 60 days from March 28, 2000. If the percent of class of the officers and directors as a group were calculated as of April 5, 2000 (taking into account the 6,714,964 shares of common stock issued by the Company between the record date and April 5, 2000) such percentage would be 6.7%.

(9) Does not include 190,000 shares of common stock issuable upon the exercise of stock options which vest more than 60 days from March 28, 2000.

(10) Does not include 75,000 shares of common stock issuable upon exercise of options which vest more than 60 days from March 28, 2000.

(11) Does not include 50,000 shares of common stock issuable upon exercise of stock options which vest more than 60 days from March 28, 2000.

(12) Does not include 150,000 shares of common stock issuable upon exercise of stock options which vest more than 60 days from March 28, 2000.

(13) Does not include 150,000 shares of common stock issuable upon exercise of stock options which vest more than 60 days from March 28, 2000.


                             Additional Information

         The Company files reports and other information with the Securities and Exchange Commission. Copies of these documents may be obtained at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. The Company's SEC filings are also available from commercial document retrieval services or on the SEC's web site at http://www.sec.gov. Stockholders may also request a copy of the Company's financial reports filed with the SEC by contacting the Company's Secretary at 410 Park Avenue, Suite 830, New York, New York 10022, telephone number (212) 754-9901.

                                      By Order of the Board of Directors

                                      /s/ Ronald Altbach

                                      Ronald Altbach
                                      Chairman of the Board, Chief Executive
                                      Officer and Secretary


April 10, 2000
New York, New York

                                    IMPORTANT
                         PLEASE COMPLETE, SIGN AND DATE
                          YOUR WRITTEN CONSENT PROMPTLY
                     AND RETURN IT IN THE ENCLOSED ENVELOPE

                         WRITTEN CONSENT OF STOCKHOLDERS
                              SYMPOSIUM CORPORATION

         THIS CONSENT IS SOLICITED BY THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, THIS CONSENT WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED ON THE REVERSE SIDE. IF THIS CONSENT IS SIGNED, DATED, AND DELIVERED TO SYMPOSIUM CORPORATION WITH NO DESIGNATION BY THE UNDERSIGNED ON THE REVERSE SIDE, THIS CONSENT WILL CONSTITUTE THE STOCKHOLDER'S CONSENT TO AND APPROVAL OF THE AMENDMENT.

PLEASE SIGN NAME(S) EXACTLY AS PRINTED HEREON. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, AND ATTORNEYS SHOULD GIVE FULL TITLE AS SUCH. WHEN SHARES ARE HELD JOINTLY, ALL SHOULD SIGN. IF THE SIGNER IS A CORPORATION, SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF THE SIGNER IS A PARTNERSHIP, SIGN IN THE NAME OF THE PARTNERSHIP BY AN AUTHORIZED PERSON. IF SHARES ARE HELD IN MORE THAN ONE CAPACITY, THIS CONSENT SHALL BE DEEMED VALID FOR ALL SHARES HELD IN ALL CAPACITIES.

         -----------                                         -----------
         SEE REVERSE                                         SEE REVERSE
             SIDE                                               SIDE
         -----------                                         -----------
                  (TO BE SIGNED AND DATED ON THE REVERSE SIDE)

[X]      PLEASE MARK AS IN THIS SAMPLE.


Amendment to the first paragraph of ARTICLE THIRD of the Amended and Restated Certificate of Incorporation of Symposium Corporation as set forth under the heading "The Amendment" in the Consent Solicitation Statement dated April 10, 2000.

MARK ONLY ONE OF THE FOLLOWING THREE BOXES:


      [ ]   FOR                   [  ]  WITHHOLD               [ ]   ABSTAIN


                          (Please sign and date below)


                                            Dated:______________, 2000


                                            Signature of Stockholder(s)


                                            -----------------------------------
                                            Signature of Stockholder(s)

                                            If signing as attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title as such, and,
                                            if signing for a corporation, give
                                            your title. When shares are in the
                                            names of more than one person, each
                                            should sign.


                                       -2-